UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2026

STITCH FIX, INC.
(Exact name of Registrant as Specified in Its Charter)

Commission file number: 001-38291

Delaware	27-5026540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 Montgomery Street, Suite 1500
San Francisco, California 94104
(Address of principal executive offices and zip code)
(415) 882-7765
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.00002 per share	SFIX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 1, 2026, Stitch Fix, Inc. (the “Company”) announced that it has resumed repurchases under its existing share repurchase program. The share repurchase program was previously authorized by the Company’s Board of Directors in January 2022, and enables the Company to repurchase up to $150 million of its Class A common stock from time to time through open market repurchases, privately negotiated transactions, or other means, including pursuant to Rule 10b5-1 trading plans. The actual timing, number and value of shares repurchased in the future will be determined by the Company in its discretion and will depend on a number of factors, including price, trading volume, market conditions, and other general business conditions. The share repurchase program has no expiration date and may be modified, suspended, or terminated at any time. As of April 1, 2026, approximately $105 million remained available under the share repurchase program authorization.

A copy of the press release relating to these matters is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward-looking, including but not limited to statements regarding the Company’s intentions with respect to its share repurchase program, including the timing, volume, and method of any future repurchases. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the current macroeconomic environment; market conditions and the trading price and volume of the Company’s Class A common stock; the Company’s ability to complete repurchases under the share repurchase program in the amount authorized; the impact of the share repurchase program on the Company’s business and financial condition; and other risks described in the Company’s filings with the SEC. Further information on these and other factors that could cause the Company’s financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings the Company makes with the SEC from time to time, including in the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2026. These documents are available on the SEC Filings section of the investor relations section of the Company’s website at: https://investors.stitchfix.com. The Company undertakes no obligation to update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the results of the Company could differ materially from the results expressed or implied by the forward-looking statements the Company makes. Investors should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent management's beliefs and assumptions only as of the date such statements are made.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are provided as part of this Report:

Exhibit No.	Description
99.1	Press Release dated April 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stitch Fix, Inc.

Dated: April 1, 2026	By:	/s/ Casey O’Connor
Casey O’Connor
Chief Legal Officer